UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 13, 2019

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 108 La Jolla, CA		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The applicable information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2019 Base Salary and Target Bonus Information

On February 13, 2019, the Compensation Committee (the “Compensation Committee”) of our Board of Directors approved increases in (i) base salary for our executive officers and (ii) the target performance bonus amounts for our executive officers, each for fiscal year 2019. The increases in base salary are effective as of March 1, 2019. The following table sets forth the amounts approved for our principal executive officer and principal financial officer:

Name	Title	2019 Base Salary	2019 Target Bonus (% of Base Salary)
Daniel M. Bradbury	Chief Executive Officer	$430,000	40%
Jason A. Keyes	Chief Financial Officer	$333,000	35%

Stock Option Grants

On February 13, 2019, the Compensation Committee approved the grant of stock options to our executive officers. The following table sets forth the number of shares underlying the stock option grants to our principal executive officer and principal financial officer:

Name	Title	Stock Options
Daniel M. Bradbury	Chief Executive Officer	90,000
Jason A. Keyes	Chief Financial Officer	70,000

The stock options described above were granted under our 2018 Equity Incentive Plan and have a per share exercise price equal to $7.16, the closing price of our common stock as reported on The Nasdaq Global Market on February 13, 2019. Each option is subject to a four-year vesting schedule, with 25% vesting one year after the vesting commencement date and the balance vesting monthly over the remaining 36 months, subject to the respective optionholder’s continued service with us. The options provide for full acceleration of all of the shares subject to the option in the event the respective optionholder is terminated by us without cause or resigns for good reason within 12 months after a change in control.

Item 8.01	Other Events.

On December 19, 2018, the Delaware Chancery Court issued an opinion in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL, invalidating provisions in the certificates of incorporation of Delaware companies that purport to limit to federal court the forum in which a stockholder could bring a claim under the Securities Act of 1933, as amended. The Delaware Chancery Court held that a Delaware corporation can only use its constitutive documents to bind a plaintiff to a particular forum where the claim involves rights or relationships established by or under Delaware’s corporate law.

Article VII, Section B of our Amended and Restated Certificate of Incorporation (the “Charter”) contains a similar federal forum selection provision. As such, and in light of the recent Sciabacucchi decision, we do not currently intend to enforce the foregoing federal forum selection provision unless the Sciabacucchi decision is reversed on appeal. If the decision is not appealed or if the Delaware Supreme Court affirms the Delaware Chancery Court’s decision, then we will seek approval by our stockholders to amend the Charter at our next regularly-scheduled annual meeting of stockholders to remove the invalid provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: February 20, 2019	By:	/s/ Jason A. Keyes
Jason A. Keyes
Chief Financial Officer